Explanatory Note

UNATION, LLC has prepared this Form 1-A/A solely for the purpose of filing Exhibits 11, 12, and 13.

INDEX TO EXHIBITS

1. Quint Capital Corporation Introducing Broker to Custody and Services Agreement**

2.1 Amended and Restated Operating Agreement of UNATION, LLC**

4. Form of Subscription Agreement**

6.1 Loan agreement with Marquesas Capital Partners, LLC**

11. Consent of Auditing Accountant, Kristina Helferty, CPA

12. Attorney opinion on legality of the offering

13. Testing the waters materials

** Previously filed.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 20, 2016.

UNATION, LLC
By /s/ John Bartoletta
John Bartoletta, Chief Executive Officer and Managing Member

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ John Bartoletta
John Bartoletta, Chief Executive Officer and Managing Member
Date: September 20, 2016

/s/ George Beardsley
George Beardsley, Chief Strategy Officer
Date: September 20, 2016

/s/ Dennis Thomas
Dennis Thomas, Chief Financial Officer and Managing Member
Date: September 20, 2016

/s/ Jody Clermont
Jody Clermont, Chief Operating Officer
Date: September 20, 2016